INTERCREDITOR AGREEMENT



            THIS INTERCREDITOR AGREEMENT ("Agreement") is entered into effective as of the 16th day of November, 1994 by FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and WEA Corp., a New York corporation ("WEA"), with reference to the following facts:

                              R E C I T A L S

            A. Pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of November 14, 1994, (the "Loan Agreement"), among LIVE HOME VIDEO INC., LIVE FILM AND MEDIAWORKS INC. (formerly known as INTERNATIONAL VIDEO PRODUCTIONS INC.),
LIVE ENTERTAINMENT INTERNATIONAL INC., LIVE AMERICA INC., and VESTRON INC. (collectively referred to hereinafter as the "Borrowers") and Foothill, Foothill has extended certain credit to the Borrowers and their affiliates which extensions of credit are secured by a first priority security interest in and to all of the assets and property of the Borrowers and their affiliates (the "Foothill Collateral").

            B. WEA and LIVE Home Video Inc., LIVE America Inc., LIVE Distributing Inc., Vestron Inc. and LIVE Film and Mediaworks Inc. (formerly known as International Video Productions, Inc.) (collectively, "LIVE") have entered into that certain License and Distribution Agreement dated as of May 11, 1992, as amended (the "Distribution Agreement"), pursuant to which, among other things, WEA has advanced $20,000,000 (the "Advance") to LIVE, the outstanding balance of which was $4,444,445 as of October 31, 1994, which such Advance is chargeable against and being recouped by deduction in computing the "Net Proceeds" in determining royalty payments due LIVE, arising from WEA's sale of Videocassettes for Home Use embodying Company Product throughout the Territory and during the Term (as each is defined in the Distribution Agreement) and pursuant to a Security Agreement dated the same date between LIVE and WEA (the "Security Agreement"), WEA has been granted a security interest in certain of LIVE's rights to manufacture, distribute and exploit in the Territory Videocassettes for Home Use relating to the titles listed on Schedule A to the Security Agreement and certain related rights, all as more specifically described in the Security Agreement (the "WEA Collateral"). Capitalized terms not defined herein shall have the same meanings as in the Security Agreement.

            C. The Foothill Collateral includes all of the WEA Collateral and the parties recognize and agree that they will benefit from the transactions contemplated in the Distribution Agreement and in the Loan Agreement, and to that end, desire pursuant to this Agreement to agree on various matters relating to their respective security interests in the Foothill Collateral and the WEA Collateral.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following is hereby agreed to by the parties:

            1. Acknowledgment and Consent. Foothill acknowledges that, pursuant to the Security Agreement, LIVE has granted to WEA, as security for repayment of the Advance (as defined in the Distribution Agreement), interest thereon and certain other amounts payable under the Security Agreement, a security interest in and to the WEA Collateral. Foothill hereby acknowledges and consents to LIVE entering into the Distribution Agreement and the Security Agreement and the foregoing grant by LIVE to WEA of a security interest in and to the WEA Collateral. WEA acknowledges that, pursuant to the Loan Agreement, the Borrowers and their affiliates have granted to Foothill, as security for payment of the Obligations (as defined in the Loan Agreement), a security interest in and to the Foothill Collateral. WEA hereby acknowledges and consents to the Borrowers entering into the Loan Agreement and the foregoing grant by the Borrowers and their affiliates to Foothill of a security interest in and to the Foothill Collateral.

            2.   Priority of Security Interest.

                 (a) Notwithstanding (i) any contrary provision of the Loan Agreement, (ii) any priority in time of creation, attachment or perfection of a security interest on, pledge of, or mortgage, lien or other encumbrance on the WEA Collateral by either WEA or Foothill, or (iii) any provision of, or filing or recording under, the Uniform Commercial Code of any state (the "UCC"), Title 15 or Title 17 of the United States Code or any applicable statute, rule or regulation of the United States, the states thereof, their counties, municipalities or other subdivisions, or any other applicable jurisdiction, Foothill hereby agrees, that any security interest, pledge, mortgage, lien, charge or other encumbrance granted to WEA in and to the WEA Collateral in order to secure the repayment of the Advance is and shall be superior and prior in right to any security interest, pledge, mortgage, lien, charge or other encumbrance of Foothill, whether now existing or hereafter created, in and to any or all of the WEA Collateral, regardless of the time WEA, Foothill or LIVE shall acquire rights to any of the WEA
Collateral, in accordance with this Agreement. Notwithstanding the foregoing, Foothill is not subordinating any security interest it may acquire at any time in LIVE's rights under the Distribution Agreement (including, without limitation, to any contract rights and accounts receivable thereunder and proceeds in respect thereof) to the extent such rights are not a part of the WEA Collateral (or any Foothill Collateral other than the WEA Collateral). WEA hereby acknowledges, subject only to the terms and provisions of this Agreement, that Foothill has a first priority security interest in and to the Foothill Collateral and that WEA has no security interest in the Foothill Collateral other than the WEA Collateral.

                 (b) Foothill absolutely, unconditionally and irrevocably agrees that the subordination of Foothill's security interest or other encumbrances, in and to the WEA Collateral shall continue without termination until the full, irrevocable and complete satisfaction of the Secured Obligations (as defined in the Security Agreement), and said subordination shall apply without limitation with respect to any security interest, charge, pledge, mortgage, lien or other encumbrance, heretofore or hereafter granted to Foothill in all or any part of the WEA Collateral, whether now owned or hereafter acquired.

            3. Foreclosure by WEA. WEA agrees to give Foothill ten (10) business days' written notice prior to exercising any right of foreclosure under the Security Agreement. Within said ten (10) business day period, Foothill will have the right to pay WEA the full amount of the then owing Secured Obligations and thereby become subrogated to WEA's security interest and rights in the WEA Collateral. In the event Foothill determines not to take such action and WEA institutes a foreclosure sale of the WEA Collateral, the high bidder at such sale (including WEA) shall take the WEA Collateral free and clear of any and all claims and interests of Foothill; provided, however, if WEA acquires the WEA Collateral at such sale it shall be bound by the provisions of subsection 7(b)(2) of the Security Agreement. Any amount received by WEA at the foreclosure sale in excess of the amount of the then owing Secured Obligations shall be remitted to Foothill. WEA further agrees that in the event Foothill is no longer a party to this Agreement, the rights of Foothill under this Section 3 shall inure to LIVE.

            4.   Action by Foothill.

                 (a) Notwithstanding any foreclosure by Foothill or any other enforcement action taken by Foothill against the Foothill Collateral, including the WEA Collateral (including, without limitation, the exercise by Foothill of any right, power or remedy with respect to the WEA Collateral under Title 15 or Title 17 of the United States Code or the Uniform Commercial Code of any jurisdiction), Foothill shall permit WEA, to exercise its distribution and recoupment right in respect of the WEA Collateral under the Distribution Agreement (provided that WEA is not in Default thereunder) and Foothill shall, in such event, to the extent possible under existing law, cause any purchaser of the WEA Collateral to acknowledge the foregoing (and the continuing security interests of WEA in and to the WEA Collateral to secure such distribution and recoupment rights under the Distribution Agreement) in writing. Foothill further agrees that so long as WEA is not in Default under the Distribution Agreement, Foothill will not interfere with or invoke or utilize any law that might prevent, cause a delay in, or impede the performance or enforcement of, any right of WEA under the Distribution Agreement. Nothing herein shall be deemed to preclude the exercise by Foothill of its rights as secured party at any time.

                 (b)  In the event of a bankruptcy of LIVE,
provided the Secured Obligations are not satisfied in full and WEA has not terminated the Distribution Agreement nor is in continuing Default (as defined thereunder), Foothill agrees that it will: (i) not seek or support the rejection of the Distribution Agreement; (ii) not vote in favor of a Chapter 11 plan which does not provide for the continuation of the Distribution Agreement for its term; and (iii) in the event the Distribution Agreement is rejected over WEA's objection and Foothill succeeds to all or any portion of the rights licensed to WEA under the Distribution Agreement, license all such rights to WEA on substantially the same terms provided in the Distribution Agreement for the remaining term specified therein.

            5.   Release of the Collateral.

                 (a) Upon LIVE's full and complete satisfaction of the Secured Obligations, WEA's security interest in the WEA Collateral shall terminate and WEA will execute promptly following its receipt from LIVE UCC termination statement(s) and/or a termination of mortgage of copyright with respect thereto. Pursuant to the Security Agreement, LIVE will pay all reasonable costs and expenses incident to the preparation, recordation and/or filing of any such termination instrument(s).
In the event of a foreclosure sale by WEA under Paragraph 3 above, Foothill agrees to execute any and all documents necessary to evidence the termination of Foothill's security interest in that part of the Foothill Collateral comprising the WEA
Collateral.

                 (b)  In the event WEA exercises its right to
purchase the Inventory of LIVE pursuant to Section 8 of the Security Agreement, Foothill hereby agrees to release and terminate its security interest in such Inventory, upon receipt by Foothill of the applicable purchase price as determined under
Section 8 of the Security Agreement.

            6. Representations and Warranties. Foothill and WEA each represent and warrant as to itself that it has all necessary power and has taken all action necessary to make this Agreement, upon its execution, the valid, binding and enforceable obligation of each party.

            7. Modifications. No modification, amendment or waiver of any provisions of this Agreement shall in any way be effective unless the same shall be in writing and signed by all of the parties hereto.

            8. Further Assurances. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as the other party hereto may at any time or times reasonably request, including such documents as may be necessary under the UCC of any state, in order to carry out the provisions and intent of this Agreement.

            9. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if telecopied and acknowledged by telecopy or delivered by messenger or courier delivery, or sent by U.S. mail postage prepaid, by certified or registered U.S.
mail as set forth below or at such other address as may be furnished in writing. WEA agrees to send Foothill and its counsel courtesy copies of all notices sent pursuant to the Security Agreement.

            If to WEA Corp.          WEA Corp.
                                111 North Hollywood Way
                                Burbank, California 91505
                                Attn:  John T. O'Connell

            With a copy to:          Warner Music Group, Inc.
                                75 Rockefeller Plaza
                                New York, New York 10019
                                Attn:  Fred Wistow, Esq.

            If to Foothill:          FOOTHILL CAPITAL CORPORATION
                                11111 Santa Monica Boulevard
                                Suite 1500
                                Los Angeles, California 90025-3333
                                Attn.:  Business Finance Division
Manager

            10. Transferees, Successors and Assignees. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assignees.

            11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

            12. Severability. Each provision of this Agreement shall be interpreted in such manner as to make such provision valid and enforceable under applicable law, but if any provisions hereof shall be or become prohibited or invalid under any applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or any of the remaining provisions hereof.

            13. Headings; Interpretation. Paragraph or other headings contained in this Agreement are for reference purposes only and should not affect in any way the meaning or interpretation of this Agreement.

            14. Integration. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings regarding such subject matter between the parties hereto and may not be modified except by written instrument signed by the parties hereto.

            15. Governing Law and Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any matter arising under this Agreement may be adjudicated in any court or courts of the State of California or of the United States of America, in California, and the parties hereby submit themselves generally and unconditionally to the jurisdiction of such courts in respect to any such matter and consent to service of process by any means authorized by California law. The prevailing part in any dispute, action or proceeding arising out of this Agreement shall be entitled to recover its reasonable attorneys' fees and costs and expenses incurred in such dispute, action or proceeding.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                "Foothill"

                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation


                                By_________________________________

                                Title:______________________________


                                "WEA"

                                WEA Corp.
                                a New York corporation
                                a California corporation


                                By_________________________________

                                Title:______________________________



                                Acknowledged:

                                LIVE HOME VIDEO INC.,
                                a Delaware corporation


                                By_________________________________

                                Title:______________________________


                                LIVE FILM AND MEDIAWORKS INC.,
                                a California corporation


                                By_________________________________

                                Title:______________________________


                                LIVE ENTERTAINMENT
                                INTERNATIONAL INC.,
                                a Delaware corporation


                                By_________________________________

                                Title:______________________________



                                LIVE AMERICA INC.,
                                a Delaware corporation


                                By_________________________________

                                Title:______________________________


                                VESTRON INC.,
                                a Delaware corporation


                                By_________________________________

                                Title:______________________________